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                                                                    EXHIBIT 10.7

                                 PROMISSORY NOTE
$30,000,000.00
                                                                    Pasadena, CA
                                                                 March 10, 2000


FOR VALUE RECEIVED, Bill Gross (the "Obligor") promises to pay to Bill Gross' idealab!, a California corporation (the "Company"), or order, the principal sum of $30,000,000.00 (Thirty Million Dollars), together with interest on the unpaid principal hereof from the date hereof at the rate of 7% (seven percent) per annum, compounded annually, on or before April 30, 2000.

1.   Interest shall be paid upon repayment of the principal.

2. Any cash dividends or cash liquidations due from the Company on the shares of capital stock then held by the Obligor shall be paid by Obligor to the Company to be applied first to any accrued or other interest due and then to principal of this Note.

3. Payment of principal and interest shall be made in lawful money of the United States of America.

4. On the date Obligor ceases to be a service provider (i.e. an employee, director or consultant) for the Company, payment for all outstanding principal under this Note (and all interest accrued on this Note) shall be due and payable.

5.   Obligor may prepay the principal or interest on this Note at any time.

6. The holder of this Note shall have full recourse against the undersigned, and shall not be required to proceed against the collateral securing this
     Note in the event of default.

7. Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the Company shall be paid by the undersigned.

8. This Note is secured in part by a pledge of the Company's Common Stock under the terms of a Security Agreement of even date herewith and is subject to all the provisions thereof.



                                           ------------------------------------
                                           Bill Gross
                                           130 W. Union Street
                                           Pasadena, CA  91103